As filed with the Securities and Exchange Commission on March 7, 2003
.
Registration No. 333-____
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OFFSHORE LOGISTICS, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	72-0679819
(State of other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
224 Rue de Jean P.O. Box 5-C Lafayette, Louisiana 70505	70505
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.01 par value	New York Stock Exchange, Inc.
Preferred Share Purchase Rights	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

General

        Offshore Logistics, Inc., a Delaware corporation (the “Company”), hereby registers two classes of securities. The first class to be registered hereby is the common stock, $0.01 par value, of the Company (the “Common Stock”) and the second class is the Preferred Share Purchase Rights of the Company (the “Rights”).

Common Stock

        The Company is currently authorized to issue 35,000,000 shares of Common Stock and 8,000,000 shares of preferred stock, $0.01 par value (the “Preferred Stock”) . As of February 14, 2003, there were 22,508,421 shares of Common Stock and -0- shares of Preferred Stock issued and outstanding, and 6,100,266 shares of Common Stock reserved for issuance. Subject to any preferential rights of any outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared from time-to-time at the discretion of the Board of Directors out of funds legally available therefore. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision of all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase additional shares of capital stock of the Company. Share of Common Stock are not subject to any redemption or sinking fund provisions and are not convertible into any other securities of the Company.

        The Company’s common stock has non cumulative voting rights, meaning that the holders of more than 50% of the voting power of the shares voting for the election of Directors can elect 100% of the Directors if they choose to do so. In such event, the holders of the remaining less-than-50% of the voting power of the shares voting for the election of Directors will not be able to elect any Directors.

        The rights of holders of Common Stock are subject to the rights of holders of any Preferred Stock which may be issued in the future. The Board of Directors of the Company is empowered, without approval of the stockholders, to cause shares of Preferred Stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Among the specific matters that may be determined by the Board of Directors are the description and number of shares to constitute each series, the annual dividend rates, whether such dividends shall be cumulative, the time and price of redemption and the liquidation preference applicable to the series, whether the series will be subject to the operation of a “sinking” or “purchase” fund and, if so, the terms and provisions thereof, whether the shares of such series shall be convertible into shares of any other class or classes and the terms and provisions of such conversion rights, and the voting powers, if any, of the shares of such series. The Board of Directors may change the designation, rights, preferences, descriptions and terms of, and the number of shares in, any series of which no shares thereof been issued.

        The OLOG Common Stock is currently quoted on the NASDAQ National Market under the Symbol “OLOG,” but OLOG has applied for and intends to begin listing its Common Stock on the New York Stock Exchange on March 12, 2003. The transfer agent and registrar for OLOG Common Stock is Mellon Investor Services, LLC.

Preferred Share Purchase Rights

        The information relating to the preferred stock purchase rights issued pursuant to the Rights Agreement dated as of February 29, 1996 and amended on May 6, 1997 and January 10, 2003, between the Company and Mellon Investor Services, LLC, as Rights Agent, required by Item 202 of Regulation S-K is hereby incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form 8-A filed with the SEC on March 6, 1996, amended as reflected in Exhibit 5 to the Company's Amendment No. 1 to its Registration Statement on Form 8-A/A filed with the SEC on May 7, 1997 and in Exhibit 4.3 to the Company's Amendment No. 2 to its Registration Statement on Form 8-A/A filed with the SEC on January 13, 2003.

Item 2. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
3.1	Delaware Certificate of Incorporation of Offshore Logistics, Inc., (filed as Exhibit 3 (10) to the Company's Form 10-K for the fiscal year ended June 30, 1989), and incorporated herein by reference.
3.2
Certificate of Amendment of Certificate of Incorporation dated November 30, 1989 (filed as Exhibit 3 (5) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.
3.3	Certificate of Amendment of Certificate of Incorporation dated December 9, 1992 (filed as Exhibit 3 to the Company’s Form 8-K filed in December, 1992), and incorporated herein by reference.
3.4
Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3 (9) to the Company’s Form 10-K for the fiscal year ended June 30, 1996), and incorporated herein by reference.
3.5	Amended and Restated By-laws of the Company (filed as Exhibit 3 (7) to the Company’s Form 8-A filed in February, 1996), and incorporated herein by reference.
4.1
Rights Agreement, dated as of February 29, 1996, between Offshore Logistics, Inc. and Chemical Mellon Shareholder Services, L.L.C., as rights agent (filed as Exhibit 4 to the Company’s Registration Statement on Form 8-A filed in March, 1996, which includes as exhibits thereto: (i) the form of the Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company; (ii) the form of the Right Certificate; and (iii) the Summary of Rights to Purchase Preferred Shares), and incorporated herein by reference.
4.2
First Amendment to the Rights Agreement, dated as of May 6, 1997, between Offshore Logistics, Inc. and ChaseMellon Shareholder Services, L.L.C. (formerly known as Chemical Mellon Shareholder Services, L.L.C.) as rights agent (filed as Exhibit 5 to the Company's Amendment No. 1 to its Registration Statement on Form 8-A/A filed on May 7, 1997), and incorporated herein by reference.
4.3
Second Amendment to the Rights Agreement, dated as of January 10, 2003, between Offshore Logistics, Inc. and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) as rights agent (filed as Exhibit 4.3 to the Company’s Form 8A-A filed on January 13, 2003), and incorporated herein by reference.

        All exhibits required by the instructions to Item 2 will be supplied to the New York Stock Exchange.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

March 7, 2003	Offshore Logistics, Inc.
By:/s/ H. Eddy Dupuis
H. Eddy Dupuis Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Delaware Certificate of Incorporation of Offshore Logistics, Inc., (filed as Exhibit 3 (10) to the Company's Form 10-K for the fiscal year ended June 30, 1989), and incorporated herein by reference.
3.2
Certificate of Amendment of Certificate of Incorporation dated November 30, 1989 (filed as Exhibit 3 (5) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.
3.3	Certificate of Amendment of Certificate of Incorporation dated December 9, 1992 (filed as Exhibit 3 to the Company’s Form 8-K filed in December, 1992), and incorporated herein by reference.
3.4
Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3 (9) to the Company’s Form 10-K for the fiscal year ended June 30, 1996), and incorporated herein by reference.
3.5	Amended and Restated By-laws of the Company (filed as Exhibit 3 (7) to the Company’s Form 8-A filed in February, 1996), and incorporated herein by reference.
4.1
Rights Agreement, dated as of February 29, 1996, between Offshore Logistics, Inc. and Chemical Mellon Shareholder Services, L.L.C., as rights agent (filed as to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed in March, 1996, which includes as exhibits thereto: (i) the form of the Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company; (ii) the form of the Right Certificate; and (iii) the Summary of Rights to Purchase Preferred Share), and incorporated herein by reference.
4.2
First Amendment to the Rights Agreement, dated as of May 6, 1997, between Offshore Logistics, Inc. and ChaseMellon Shareholder Services, L.L.C. (formerly known as Chemical Mellon Shareholder Services, L.L.C.) as rights agent (filed as Exhibit 5 to the Company's Amendment No. 1 to its Registration Statement on Form 8-A/A filed on May 7, 1997), and incorporated herein by reference.
4.3
Second Amendment to the Rights Agreement, dated as of January 10, 2003, between Offshore Logistics, Inc. and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) as rights agent (filed as Exhibit 4.3 to the Company’s Form 8A-A filed with the SEC on January 13, 2003), and incorporated herein by reference.